Eclipse Identity Recognition Corporation

Loan Agreement

$ 15,000
(Amount Loaned)

September 19, 2012
(Effective Date)

FOR VALUE RECEIVED, the undersigned, **ECLIPSE IDENTITY RECOGNITION CORPORATION.**, a Delaware corporation (the "**Company**"), promises to pay to **R. H. TABER**, (the "**Lender**"), or registered assigns, the principal sum of Fifteen Thousand US Dollars ($ 15,000) (the "**Principal Amount**"), on or before six (6) months from the date of this Loan with the option to extend such date for another six (6) months or longer upon mutual written consent by both parties (the "**Payment Date**"). The date of this loan is the date indicated above of this loan agreement. The Principal Amount and all payments of principal hereunder shall be made in U.S. currency.

The Principal Amount of this Loan Agreement ("Loan") may be prepaid in whole or in part at any time and from time to time with no prepayment charge or penalty to Company.

Lender may at its option, elect to buy the equivalent of all or any part of the entire Principal Amount of this Loan into shares of the Company's Common Stock for par value.

In case one or more of the following events (each, an "**Event of Default**") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of all of this Loan as and when the same shall become due and payable in accordance with the terms hereof or otherwise and such default continues for 30 days after written notice from the Lender to the Company; or

(b) the Company pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a custodian, receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of her creditors; or

* Eclipse Identity Recognition Corporation * 15732 Los Gatos Blvd, PMB 525, Los Gatos, CA. 95032 United States *

(c) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian, receiver, trustee, assignee, liquidator or similar official of the Company or for all or substantially all of the property of the Company, or (iii) orders the liquidation of the Company and such order or decree remains unstayed and in effect for 10 days;

then, in each case where an Event of Default occurs, cumulative of and in addition to all other rights and remedies available to the Lender, the Lender, may, at its option, declare the payment hereon to be due and payable immediately.

No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Lender to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Loan or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Lender.

Company waives diligence, presentment, demand, protest, and notice of any kind whatsoever. The non-exercise by Lender of any of Lender's rights hereunder in any instance shall not constitute a waiver thereof in that or any subsequent instance.

This Loan, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Lender and their respective heirs, successors and assigns.

This Loan and any documents attached hereto as Exhibits or Appendices constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein, and supersede and replace any and all prior agreements and understandings, whether oral or written with respect to such matters.

This Loan shall be construed and interpreted in accordance to the laws of the State of California, United States of America, without giving effect to its conflicts of law principles. Any dispute, controversy, claim, or difference arising out of, or in connection with, or resulting from this Agreement, its application or interpretation, or a breach thereof, which cannot be settled amicably by the

parties, shall be resolved definitively and exclusively by arbitration under the Rules of Procedure of the American Arbitration Association.

IN WITNESS WHEREOF, this Loan has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

ECLIPSE IDENTITY RECOGNITION CORPORATION

By: Stephen D. Miller

Name: Stephen D. Miller

Title: Chief Executive Officer

Dated: 9/19/2012

LENDER

By: ______________________

Name (Print): R. H. Taber

Title (if applicable): ______________________

Company (if applicable): ______________________

Address: 1/4 Aleer St.

Beitar Illit, Israel

Telephone: Home: 011 972 2 651-5976; Cell: 011 972 52 766 0251; Cell 011 972 58 466 0251

Fax: 011 972-2-538-9579 (call first)

Dated: Sept 27, 2012

(Signature Page of Loan)